As filed with the Securities and Exchange Commission on March 25, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GSK plc	GlaxoSmithKline Capital Inc.	GlaxoSmithKline Capital plc
(Exact name of Registrant as specified in its charter)	(Exact name of Registrant as specified in its charter)	(Exact name of Registrant as specified in its charter)

England and Wales	Delaware	England and Wales

(State or other jurisdiction of
incorporation or organization)

98-0607772

(I.R.S. Employer

Identification No.)

980 Great West Road, Brentford Middlesex TW8 9GS, England

+44 (0) 20 8047 5000

(Address and telephone number of
Registrant’s principal executive offices)

(State or other jurisdiction of
incorporation or organization)

51-0332587

(I.R.S. Employer

Identification No.)

1100 North Market Street, 4th Floor, Suite 4056 Wilmington,

Delaware 19890

+1 (302) 651-8319

(Address and telephone number of
Registrant’s principal executive offices)

(State or other jurisdiction of
incorporation or organization)

Not Applicable

(I.R.S. Employer

Identification No.)

980 Great West Road, Brentford Middlesex TW8 9GS, England

+44 (0) 20 8047 5000

(Address and telephone number of
Registrant’s principal executive offices)

GlaxoSmithKline Capital Inc.

1100 North Market Street, 4th Floor, Suite 4056 Wilmington,

Delaware 19890

+1 (302) 651-8319

(Name, address and telephone number of agent for service)

Copies to:

Justin Huang Senior Counsel, Business Development & Corporate US Legal	Sebastian R. Sperber, Esq Sarah E. Lewis Harthan, Esq.	Edward F. Petrosky, Esq. Robert A. Ryan, Esq. Kostian Ciko, Esq.

GlaxoSmithKline LLC 1250 South Collegeville Road, Mail Code UP4110 Collegeville, PA 19426 Philadelphia, PA 19112 +1 (215) 751 5893	Cleary Gottlieb Steen & Hamilton LLP 2 London Wall Place London EC2Y 5AU, England +44 (0) 20 7614 2200	Sidley Austin LLP 787 Seventh Avenue New York, NY 10019 +1 (212) 839 5300

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

PROSPECTUS

GSK plc

Debt Securities

GlaxoSmithKline Capital Inc.

Debt Securities

Fully and Unconditionally Guaranteed by

GSK plc

GlaxoSmithKline Capital plc

Debt Securities

Fully and Unconditionally Guaranteed by

GSK plc

We may offer and sell debt securities from time to time in one or more series through this prospectus. The debt securities will be issued by GSK plc or through one of our finance subsidiaries, GlaxoSmithKline Capital Inc. or GlaxoSmithKline Capital plc. Any debt securities issued through GlaxoSmithKline Capital Inc. and GlaxoSmithKline Capital plc will be fully and unconditionally guaranteed by GSK plc.

This prospectus describes certain of the general terms that may apply to the securities we may offer and sell and the general manner in which they may be offered. Each time we offer securities pursuant to this prospectus, we will provide the specific terms of the debt securities we offer in one or more supplements to this prospectus. You should read this prospectus and any related prospectus supplement carefully before you make a decision to invest. Our debt securities may be denominated in U.S. dollars or in any other currencies, currency units or composite currencies as we may designate.

We may offer these debt securities through underwriters, agents or dealers or directly to institutional purchasers. The accompanying prospectus supplement will set forth the names of any underwriters or agents and any applicable commissions or discounts. The prospectus supplement will also set forth the proceeds we will receive from any sale of debt securities.

Investing in our debt securities involves certain risks. See “Risk Factors” on page 1 to read about certain factors you should consider before making a decision to invest in our debt securities.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 25, 2024.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different or additional information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents. We are not making an offer of these securities in any state or other jurisdiction where the offer or sale is not permitted.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf process, we may sell any combination of the debt securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the debt securities we may offer and sell from time to time in one or more offerings as described in this prospectus. Each time we sell debt securities, we will provide a prospectus supplement, attached to the front of this prospectus, that will contain specific information about the terms of that offering and the offered debt securities. Those terms may vary from the terms described in this prospectus. As a result, the summary description of the debt securities in this prospectus is subject to, and qualified by reference to, the descriptions of the particular terms of any debt securities contained in any related prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any related prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

This prospectus does not include all of the information contained in the registration statement of which it is a part. We refer you to the registration statement and the related exhibits for a more complete understanding of our debt securities and the shelf registration process.

As used in this prospectus, the term “finance subsidiaries” refers to GlaxoSmithKline Capital Inc., a Delaware corporation, and GlaxoSmithKline Capital plc, an English public limited company. Any debt securities issued by one of the finance subsidiaries will be fully and unconditionally guaranteed by GSK plc, an English public limited company (which we refer to as “GSK” and formerly known as “GlaxoSmithKline plc”). The term “guarantor” refers to GSK in its capacity as guarantor of the debt securities issued by GlaxoSmithKline Capital Inc. and/ or GlaxoSmithKline Capital plc. Unless the context requires otherwise, the terms “we,” “our,” “us” and “Group” refer to GSK and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports and other information with the SEC. You may obtain documents we file with the SEC on the SEC website at www.sec.gov. The address of the SEC’s internet site is provided solely for the information of prospective investors and is not intended to be an active link. Reports and other information concerning our business may also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC and that is incorporated by reference will automatically update and supersede information in this prospectus and information previously incorporated by reference herein.

Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. Any statement contained in such incorporated documents shall be deemed to be modified or superseded

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for the purpose of this prospectus to the extent that a subsequent statement contained in another document we incorporate by reference at a later date modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference our annual report on Form 20-F for the year ended December 31, 2023 (File No. 001-15170). We also incorporate by reference any future annual reports on Form 20-F we file with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the date of this prospectus and prior to the time we sell all of the debt securities described in this prospectus, and any future reports on Form 6-K we furnish to the SEC during such period that are identified in such reports as being incorporated by reference in this prospectus.

You may request a copy of these filings, at no cost, by writing or telephoning us at our principal executive offices at the following address: GSK plc, 980 Great West Road, Brentford, Middlesex TW8 9GS, England, telephone +44 (0) 20 8047 5000, Attention: Company Secretary. Our Internet address is www.gsk.com. We are not incorporating the contents of our website into this prospectus.

PRESENTATION OF FINANCIAL INFORMATION

We present our consolidated financial statements in pounds sterling and in accordance with International Financial Reporting Standards as adopted by the European Union and also with International Financial Reporting Standards as issued by the International Accounting Standards Board, which we refer to collectively as “IFRS.” When we refer to “£,” we mean pounds sterling. When we refer to “$,” we mean U.S. dollars. Except where noted, all financial information is presented in accordance with IFRS.

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RISK FACTORS

Investing in our debt securities involves certain risks. You should read “Risk Factors” on pages 254-260 of our annual report on Form 20-F for the year ended December 31, 2023, which is incorporated by reference in this prospectus, or similar sections in subsequent filings incorporated by reference in this prospectus, for a discussion of certain factors you should consider before making a decision to invest in our debt securities.

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus and the applicable prospectus supplement may contain forward-looking statements. Forward-looking statements give the Group’s current expectations or forecasts of future events. In particular, these include statements relating to future actions, prospective products or product approvals, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, dividend payments and financial results. You should not place undue reliance on these statements as no assurance can be given that any particular expectation or forecast will be met. In addition, in the future we, and others on our behalf, may make statements that constitute forward-looking statements and, except as may be required by applicable legal or regulatory obligations, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements may include, without limitation, statements relating to the following:

•	our plans, objectives and goals;

•	our future economic performance and prospects;

•	the potential effect on our future performance of certain contingencies; and

•	assumptions underlying any such statements.

You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Words such as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “plans,” “will,” “projects” and “targets” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance are intended to identify forward-looking statements but these are not the exclusive means of identifying such statements.

Forward-looking statements are subject to assumptions, inherent risks and uncertainties, many of which relate to factors that are beyond our control or precise estimate. We caution you that a number of important factors could cause actual results to differ materially from those expressed or implied in any forward-looking statement. Some of the factors that could cause actual results or events to differ from current expectations include the following:

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significant product innovations, technical advances or the intensification of price competition by our competitors, and any failure on our part to adequately respond to any such price competition or to develop commercially successful products or to deliver additional uses for existing products, including after significant resources have been invested;

•

changes in, and any failure to comply with, applicable law and regulation governing the pharmaceutical and vaccines industries and affecting the cost of product development and the time required to reach the market and the uncertainty of successfully doing so;

•

the outcome of, or provisions made for or costs incurred in relation to, litigation and government investigations, including those with respect to product liability, anti-trust matters and sales and marketing;

•

failure to appropriately collect, review, follow up or report human safety information, including adverse events from all potential sources, and to act on any relevant findings in a timely manner, which could compromise our ability to effectively collect, manage and analyze safety information associated with our products and enable us to conduct robust safety signal detection activities, and to ensure we make decisions based on the most up-to-date risk/benefit profile of our products;

•

competition from producers of proprietary and generic pharmaceutical products, especially upon the expiry or loss of patent protection for our products, challenges to the validity or enforceability of a patent or assertions of non-infringement by competitors, and the bringing of anti-trust claims by government entities or private parties following patent infringement actions and settlements;

•	failure to ensure appropriate controls and governance of quality in product development;

•	failure to comply with good manufacturing or good distribution practice regulations in commercial or clinical trials’ manufacturing and distribution activities;

•	failure to comply with the terms of our product licenses and supporting regulatory activities;

•	failure to deliver a continuous supply of compliant finished product and inability to respond effectively to a crisis incident in a timely manner to recover and sustain critical operations;

•	failure to report accurate financial information in compliance with accounting standards and applicable legislation;

•	failure to comply with current tax laws, or incurring significant losses due to treasury activities;

•	failure to comply with applicable and international anti-bribery and corruption legislation;

•

commercial or scientific activities that are inconsistent with the law, industry regulations, or the Group’s requirements relating to sales and promotion of our medicines and vaccines, including inappropriate interactions with healthcare professionals, organizations and patients and illegitimate and nontransparent transfers of value;

•	failure to comply with pricing and antitrust regulations in commercial practices, including trade channel activities and tendering for business;

•

failure to conduct objective, ethical preclinical and clinical trials, in which we protect and inform patients involved in human clinical trials, manage human biological samples according to established ethical standards and regulatory expectations, treat animals ethically and practice good animal welfare, appropriately disclose human subject research for medicinal products and maintain the integrity of our research data and regulatory filings;

•

failure in management of the execution of hazardous activities, our physical assets and infrastructure; the handling and processing of hazardous chemicals and biological agents and the control of releases of substances harmful to the environment in both the short and long term, leading to incidents which could disrupt our R&D and supply activities, harm employees, harm the communities and harm the local environment in which we operate;

•

failure in the management of physical climate and environmental risks, current and future regulatory requirements for environmental policies and taxes, and delivery and performance of management environmental objectives;

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failure to collect, secure, use and destroy personal information in accordance with data privacy laws, which can lead to harm to individuals, including financial harm, stress and prejudice, and to us, including fines and operational, financial and reputational harm;

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unauthorized disclosure, theft, unavailability or corruption of our information or key information systems may lead to harm to our patients, workforce and customers, disruption to our business and/or the loss of commercial or strategic advantage, damage to our reputation or regulatory sanctions; and

•	new and possibly increasing levels of price controls, pricing pressures or price restrictions with respect to our products in various markets.

We caution you that the foregoing list of important factors is not exhaustive. When evaluating forward-looking statements, you should carefully consider the foregoing factors and other uncertainties and events, as well as the risk factors set forth in our annual report on Form 20-F for the year ended December 31, 2023 and subsequent annual reports on Form 20-F and other documents filed with the SEC and incorporated by reference in this prospectus and any risk factors relating to us or a particular offering set forth or incorporated by reference in the applicable prospectus supplement.

USE OF PROCEEDS

Unless we tell you otherwise in a prospectus supplement, we will use the net proceeds from the sale of the debt securities described in this prospectus for our general corporate purposes, including to refinance existing indebtedness. We may also invest the net proceeds in marketable securities as part of our liquidity management process.

GSK PLC

GSK is a public limited company incorporated under the laws of England and Wales. Our Ordinary shares are listed on the London Stock Exchange and our American Depositary Shares are listed on the New York Stock Exchange. On December 27, 2000, GSK acquired Glaxo Wellcome plc and SmithKline Beecham plc (now known as SmithKline Beecham Limited), both English public limited companies, through a merger of the two companies.

GSK is a global biopharma company with a purpose to unite science, technology and talent to get ahead of disease together. Our corporate head office is in the London area at 980 Great West Road, Brentford, Middlesex, TW8 9GS, England, and our telephone number is +44 (0) 20 8047 5000.

GLAXOSMITHKLINE CAPITAL INC.

GlaxoSmithKline Capital Inc. is a Delaware corporation. It is a 100% owned subsidiary of GSK, and it exists for the purpose of issuing debt securities, the proceeds of which will be invested by it in marketable securities or advanced to, or otherwise invested in, subsidiaries or affiliates of GSK. The principal executive offices of GlaxoSmithKline Capital Inc. are located at 1100 North Market Street, 4th Floor, Suite 4056, Wilmington, Delaware 19890. Its telephone number is +1 (302) 651-8319.

GLAXOSMITHKLINE CAPITAL PLC

GlaxoSmithKline Capital plc is a public limited company incorporated under the laws of England and Wales. It is a 100% owned subsidiary of GSK, and it exists for the purpose of issuing debt securities, the proceeds of which will be invested by it in marketable securities or advanced to, or otherwise invested in, subsidiaries or affiliates of GSK. The principal executive offices of GlaxoSmithKline Capital plc are located at 980 Great West Road, Brentford, Middlesex TW8 9GS, England. Its telephone number is +44 (0) 20 8047 5000.

LEGAL OWNERSHIP OF DEBT SECURITIES

“Street Name” and Other Indirect Holders

We generally will not recognize investors who hold debt securities in accounts at banks or brokers as legal holders of those debt securities. Holding securities in accounts at banks or brokers is called holding in “street name.” If an investor holds debt securities in street name, we recognize only the bank or broker or the financial institution the bank or broker uses to hold the debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. If you hold debt securities in street name, you should check with your own institution to find out:

•	how it handles payments and notices with respect to securities;

•	whether it imposes fees or charges;

•	how it would handle voting if ever required;

•	how and when you should notify it to exercise on your behalf any rights or options that may exist under the debt securities;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a direct holder as described below; and

•	how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Registered Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, extend only to persons who are registered as holders of debt securities. As noted above, we do not have obligations directly to you if you hold in street name or through other indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you but does not do so.

Global Securities

A global security is a special type of indirectly held security. If we choose to issue debt securities in the form of global securities, the ultimate beneficial owners of the debt securities will be indirect holders. We do this by requiring that the global security be registered in the name of a financial institution we select and by requiring that the debt securities represented by the global security not be registered in the name of any other holder except in the special situations described below. The financial institution that acts as the sole registered holder of the global security is called the depositary. Any person wishing to own a debt security may do so indirectly through an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement will indicate whether your series of debt securities will be issued only as global securities.

Transfers of debt securities represented by the global security will be made only on the records of the depositary or its nominee by transferring such debt securities from the account of one broker, bank or financial institution to the account of another broker, bank or financial institution. These transfers are made electronically only and are also known as book-entry transfers. Securities in global form are sometimes also referred to as being in book-entry form.

As an indirect holder, your rights relating to a global security will be governed by the account rules of your broker, bank or financial institution and of the depositary, as well as general laws relating to securities transfers. We will not recognize you as a holder of debt securities and instead will deal only with the depositary that holds the global security.

You should be aware that if debt securities are issued only in the form of a global security:

•	except in very limited circumstances described below, you will not have any right to have debt securities registered in your own name;

•	you cannot receive physical certificates for your interest in the debt securities;

•

you will be a street name holder and must look to your own broker, bank or financial institution for payments on the debt securities and protection of your legal rights relating to the debt securities;

•	you may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own securities in the form of physical certificates;

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the depositary’s policies will govern payments, transfers, exchanges and other matters relating to your indirect interest in the global security. We and the trustee will have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also will not supervise the depositary in any way; and

•	the depositary will require that indirect interests in the global security be purchased or sold within its system using same-day funds for settlement.

In a few special circumstances described below, the global security will terminate and the indirect interests in it will be exchanged for registered debt securities represented by physical certificates. After that exchange, the choice of whether to hold debt securities in registered form or in street name will be up to you. You must consult your broker, bank or financial institution to find out how to have your interests in debt securities transferred to your name, so that you will be a registered holder of the debt securities.

Unless we specify otherwise in the prospectus supplement, the special circumstances for termination of a global security are:

•	when the depositary notifies us that it is unwilling or unable to continue as depositary and we do not or cannot appoint a successor depositary within 90 days;

•	the depositary ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within 90 days;

•

an event of default has occurred and is continuing and beneficial owners representing a majority in principal amount of the applicable series of debt securities have advised the depositary to cease acting as the depositary; or

•	we decide we do not want to have the debt securities of that series represented by a global security.

The prospectus supplement may also list additional circumstances for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. When a global security terminates, the depositary (and not us or the trustee) is responsible for deciding the names of the institutions that will be the initial registered holders.

The Term “Holder” as Used in this Prospectus and Elsewhere

In the descriptions of the debt securities included in this prospectus and any prospectus supplement, when we refer to the “holder” of a given debt security as being entitled to certain rights or payments, or being permitted to take certain actions, we are in all cases referring to the registered holder of the debt security.

While you would be the registered holder if you held a certificated security registered in your name, it is likely that the holder will actually be either the broker, bank or other financial institution where you have your street name account or, in the case of a global security, the depositary. If you are an indirect holder, you will need to coordinate with the institution through which you hold your interest in a debt security in order to determine how the provisions involving holders described in this prospectus and any prospectus supplement will actually apply to you. For example, if the debt security in which you hold a beneficial interest in street name can be repaid at the option of the holder, you cannot exercise the option yourself by following the procedures described in the prospectus supplement. Instead, you would need to cause the institution through which you hold your interest to take those actions on your behalf. Your institution may have procedures and deadlines different from or additional to those described in the prospectus supplement relating to the debt security.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms that will apply to any debt securities that we may offer pursuant to this prospectus, other than as noted otherwise in this section. The specific terms of any offered debt securities, and the extent to which the general terms described in this section apply to those debt securities, will be described in the related prospectus supplement at the time of the offer.

General

As used in this prospectus, “debt securities” means the debentures, notes, bonds, guarantees and other evidences of indebtedness that GSK issues or that a finance subsidiary issues and GSK fully and unconditionally guarantees and, in each case, the trustee authenticates and delivers under the applicable indenture. The debt securities will be our direct unsecured obligations and will rank equally and ratably without preference among themselves and at least equally with all of our other unsecured and unsubordinated indebtedness.

The debt securities will be issued in one or more series under an indenture dated as of March 4, 2008 between GSK and Deutsche Bank Trust Company Americas, as trustee (the “trustee”) (as successor to Law Debenture Trust Company of New York, pursuant to an Instrument of Resignation, Appointment and Acceptance dated April 12, 2017 among GSK, the trustee and Law Debenture Trust Company of New York), as supplemented by a first supplemental indenture dated as of March 21, 2014 between GSK and the trustee (the “GSK plc Indenture”), an indenture dated as of April 6, 2004 among GlaxoSmithKline Capital plc, GSK, as guarantor, and the trustee (as successor to Law Debenture Trust Company of New York, pursuant to an Instrument of Resignation, Appointment and Acceptance dated April 12, 2017 among GlaxoSmithKline Capital plc, the trustee and Law Debenture Trust Company of New York), as supplemented by a first supplemental indenture dated as of March 21, 2014 among GlaxoSmithKline Capital plc, the guarantor and the trustee and a second supplemental indenture dated as of May 15, 2018 among GlaxoSmithKline Capital plc, the guarantor and the trustee (the “GSK Capital plc Indenture”), or an indenture dated as of April 6, 2004 among GlaxoSmithKline Capital Inc., the guarantor and the trustee (as successor to Law Debenture Trust Company of New York, pursuant to an Instrument of Resignation, Appointment and Acceptance dated April 12, 2017, among GlaxoSmithKline Capital Inc., the trustee and Law Debenture Trust Company of New York), as supplemented by a first supplemental indenture dated as of March 18, 2013 among GlaxoSmithKline Capital Inc., the guarantor and the trustee, a second supplemental indenture dated as of March 21, 2014 among GlaxoSmithKline Capital Inc., the guarantor and the trustee and a third supplemental indenture dated as of May 15, 2018 among GlaxoSmithKline Capital Inc., the guarantor and the trustee (the “GSK Capital Inc. Indenture”). Each of the GSK plc Indenture, the GSK Capital plc Indenture and the GSK Capital Inc. Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). In the following discussion, we sometimes refer to these indentures collectively as the “indentures.”

This prospectus briefly outlines the provisions of the indentures and is qualified in its entirety by reference to the indentures. The terms of the indentures will include both those stated in the indentures and those made part of the indentures by the Trust Indenture Act. The indentures have been filed as exhibits to the registration statement of which this prospectus forms a part, and you should read the indentures for provisions that may be important to you.

The indentures do not contain any covenants or other provisions designed to protect holders of the debt securities against a reduction in the creditworthiness of GSK or the finance subsidiaries in the event of a highly leveraged transaction or that would prohibit other transactions that might adversely affect holders of the debt securities.

Issuances in Series

The indentures do not limit the amount of debt securities that may be issued. The debt securities may be issued in one or more series with the same or various maturities, at a price of 100% of their principal amount or at a premium or a discount. Not all debt securities of any one series need be issued at the same time, and, unless otherwise provided, any series may be reopened, without the consents of the holders of debt securities of that series, for issuances of additional debt securities of that series. Except in the limited circumstances described below under “—Covenants—Limitation on Liens,” the debt securities will not be secured by any property or assets of GSK, as issuer or guarantor, or the finance subsidiaries.

The terms of any authorized series of debt securities will be described in a prospectus supplement. These terms will include some or all of the following:

•	the title, aggregate principal amount and denominations of the debt securities;

•	the date or dates on which principal will be payable;

•

the percentage of the principal amount at which the debt securities will be issued and whether the debt securities will be “original issue discount” securities for U.S. federal income tax purposes. If original issue discount debt securities are issued (generally, any security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity), the special U.S. federal income tax and other considerations of a purchase of original issue discount debt securities will be described;

•	the rate or rates, which may be fixed or variable, at which the debt securities will bear interest;

•	the interest payment dates;

•	any optional or mandatory redemption terms;

•	whether any sinking fund is required;

•	the currency in which the debt securities will be denominated or principal, premium, interest or any additional amounts will be payable, if other than U.S. dollars;

•	whether the debt securities are to be issued as individual certificates to each holder or in the form of global certificates held by a depositary on behalf of beneficial owners;

•	information describing any book-entry features;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for any series;

•	provisions for the defeasance, which provisions may modify the provisions described in this prospectus;

•	any deletions from, modifications of or additions to the events of default or covenants with respect to the debt securities; and

•	any other terms of the debt securities.

The prospectus supplement relating to any series of debt securities may add to or change statements contained in this prospectus. The prospectus supplement may also include, if applicable, a discussion of certain U.S. federal income tax and U.K. income tax considerations.

GSK Guarantees

Debt securities issued by the finance subsidiaries will be fully and unconditionally guaranteed by GSK. If for any reason the applicable finance subsidiary does not make any required payment in respect of its debt securities when due, whether on the normal due date, on acceleration, redemption or otherwise, GSK will cause the payment to be made to or to the order of the trustee. The holder of a guaranteed debt security will be entitled to payment under the applicable guarantee of GSK without taking any action whatsoever against the finance subsidiary.

Payment and Transfer

The debt securities will be issued only as registered securities, which means that the name of the holder will be entered in a register that will be kept by the trustee or another agent appointed by us. Unless stated otherwise in a prospectus supplement, and except as described under “—Book-Entry System” below, payments of principal, interest and additional amounts, if any, will be made at the office of the paying agent or agents named in the prospectus supplement or by check mailed to you at your address as it appears in the register.

Unless other procedures are described in a prospectus supplement and except as described under “—Book Entry System” below, you will be able to transfer registered debt securities at the office of the transfer agent or agents named in the prospectus supplement. You may also exchange registered debt securities at the office of the transfer agent for an equal aggregate principal amount of registered debt securities of the same series having the same maturity date, interest rate and other terms as long as the debt securities are issued in authorized denominations.

Neither we nor the trustee will impose any service charge for any transfer or exchange of a debt security; however, we may ask you to pay any taxes or other governmental charges in connection with a transfer or exchange of debt securities.

Book-Entry System

Debt securities may be issued under a book-entry system in the form of one or more global securities. The global securities will be registered in the name of a depositary or its nominee and deposited with that depositary or its custodian. Unless stated otherwise in the prospectus supplement, the Depository Trust Company, or DTC, will be the depositary if a depositary is used.

DTC has advised us as follows:

•

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act;

•

DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions, such as through transfers and pledges, among its participants in such securities through electronic computerized book-entry changes to accounts of its participants, thereby eliminating the need for physical movement of securities certificates;

•	DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC; and

•

access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Following the issuance of a global security in registered form, the depositary will credit the accounts of its participants with the debt securities upon our instructions. Only persons who hold directly or indirectly through financial institutions that are participants in the depositary can hold beneficial interests in the global securities. Since the laws of some jurisdictions require certain types of purchasers to take physical delivery of such securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global security.

So long as the depositary or its nominee is the registered owner of a global security, we and the trustee will treat the depositary as the sole owner or holder of the debt securities for purposes of the applicable indenture. Therefore, except as set forth below, you will not be entitled to have debt securities registered in your name or to receive physical delivery of certificates representing the debt securities. Accordingly, you will have to rely on the procedures of the depositary and the participant in the depositary through whom you hold your beneficial interest in order to exercise any rights of a holder under the indenture. We understand that under existing practices, the depositary would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.

We will make all payments of principal, interest and additional amounts, if any, on the debt securities to the depositary. It is expected that the depositary will then credit participants’ accounts proportionately with these payments on the payment date and that the participants will in turn credit their customers’ accounts in accordance with their customary practices. Neither we nor the trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of or payments to participants and their customers, and you will have to rely on the procedures of the depositary and its participants.

Global securities are generally not transferable. Physical certificates will be issued to beneficial owners in lieu of a global security only in the special situations described in the sixth paragraph under the heading “Legal Ownership of Debt Securities—Global Securities” above.

Consolidation, Merger or Sale

We and the finance subsidiaries have agreed in the indentures not to consolidate with or merge with or into any other person or convey or transfer all or substantially all of our respective properties and assets to any person (except that the finance subsidiaries may merge into us), unless:

•	we or the applicable finance subsidiary, as the case may be, are the continuing person, or the successor expressly assumes by supplemental indenture our obligations under the applicable indenture;

•

the continuing person is a U.S. or U.K. company or is organized and validly existing under the laws of a jurisdiction that is a member country of the Organisation for Economic Cooperation and Development (or any successor) and, if it is not a U.S. or U.K. company, the continuing person agrees by supplemental indenture to be bound by a covenant comparable to that described below under “—Covenants—Payment of Additional Amounts” with respect to taxes imposed in the continuing person’s jurisdiction of organization (in which case the continuing person will benefit from a redemption option comparable to that described below under “—Optional Redemption for Tax Reasons” in the event of changes in taxes in that jurisdiction after the date of the consolidation, merger or sale);

•	immediately after the transaction, no default under the debt securities has occurred and is continuing; and

•

we deliver to the trustee an officer’s certificate and, if neither we nor the applicable subsidiary are the continuing person, an opinion of counsel, in each case stating, among other things, that the transaction and the supplemental indenture, if required, comply with these provisions and the indenture.

Covenants

Payment of Additional Amounts

Payments made by us under or with respect to the debt securities will be free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge of any nature whatsoever imposed or levied by or on behalf of (i) the government of the

United Kingdom or of any territory of the United Kingdom or by any authority or agency therein or thereof having the power to tax or (ii) solely with respect to debt securities issued under the GSK Capital Inc. Indenture, the government of the United States or any state or territory of the United States or by any authority or agency therein or thereof having the power to tax, which we refer to collectively as “Taxes,” unless we are required to withhold or deduct Taxes by law or by the interpretation or administration thereof.

If we are required to withhold or deduct any amount for or on account of Taxes from any payment made with respect to the debt securities, we will pay such additional amounts as may be necessary so that the net amount received by each holder (including additional amounts) after such withholding or deduction will not be less than the amount the holder would have received if the Taxes had not been withheld or deducted; provided that no additional amounts will be payable with respect to Taxes:

•

that would not have been imposed but for the existence of any present or former connection between such holder or beneficial owner of the debt securities (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership or corporation) and the United Kingdom or, solely with respect to debt securities issued under the GSK Capital Inc. Indenture, the United States or, as applicable, any political subdivision or territory or possession thereof or therein or area subject to its jurisdiction, including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or treated as a resident thereof or domiciled thereof or a national thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein;

•	that are estate, inheritance, gift, sales, transfer, personal property, wealth or similar taxes, duties, assessments or other governmental charges;

•	payable other than by withholding from payments of principal of or interest on the debt securities;

•

that would not have been imposed but for the failure of the applicable recipient of such payment to comply with any certification, identification, information, documentation or other reporting requirement to the extent such compliance is required by applicable law or administrative practice or an applicable treaty as a precondition to exemption from, or reduction in, the rate of deduction or withholding of such Taxes;

•

that would not have been imposed but for the presentation of a debt security (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof was duly provided for, whichever occurred later;

•

solely with respect to debt securities issued under the GSK plc Indenture, that are imposed on a payment to an individual and are required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to, such Directive;

•	that would not have been imposed if presentation for payment of the relevant debt securities had been made to a paying agent other than the paying agent to which the presentation was made;

•

that would not have been imposed but for a failure by the holder or beneficial owner (or any financial institution through which the holder or beneficial owner holds any debt security through which payment on the debt security is made) to comply with any certification, information, identification, documentation or other reporting requirements (including entering into and complying with an agreement with the U.S. Internal Revenue Service or any other governmental authority) imposed pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code as in effect on the date of issuance of the Notes or any successor or amended version of such provisions, or, solely with respect to debt securities issued under the GSK plc Indenture, any agreement entered into pursuant to Section 1471(b) of the U.S. Internal Revenue Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the U.S. Internal Revenue Code (or any law implementing such intergovernmental agreement);

•

solely with respect to debt securities issued under the GSK Capital Inc. Indenture and the GSK Capital plc Indenture, that are imposed solely by reason of the holder or beneficial owner owning or having owned, actually or constructively, 10% or more of the total combined voting power of all classes of the Company’s stock entitled to vote; or

•	any combination of the foregoing items;

nor shall additional amounts be paid with respect to any payment of the principal of or interest on any debt security to any such holder who is a fiduciary or a partnership or a beneficial owner who is other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to such additional amounts had it been the holder of the debt security.

We have agreed in each indenture that at least one paying agent for each outstanding series of debt securities will be located outside the United Kingdom. Solely with respect to debt securities issued under the GSK plc Indenture, we have also agreed that if we maintain a paying agent with respect to a particular series of debt securities in any member state of the European Union, we will maintain a paying agent in at least one member state that will not be obliged to withhold or deduct taxes pursuant to any law implementing European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income, provided there is at least one member state that does not require a paying agent to withhold or deduct pursuant to such Directive.

Our obligation to pay additional amounts, if and when due, will survive the termination of the indentures and the payment of all amounts in respect of the debt securities.

Limitation on Liens

We have agreed in the indentures not to incur or assume (or permit any of our subsidiaries to incur or assume) any lien on or with respect to any of our or our subsidiaries’ property, assets or revenues, present or future, to secure any relevant indebtedness (as this term is defined below) without making (or causing our subsidiaries to make) effective provision for securing the debt securities equally and ratably with such relevant indebtedness as to such property, assets or revenues, for as long as such relevant indebtedness is so secured.

The restrictions on liens will not apply to:

•	liens arising by operation of law;

•	liens on property, assets or revenues of any person, which liens are existing at the time such person becomes a subsidiary; and

•

liens on property, assets or revenues of a person existing at the time such person is merged with or into or amalgamated or consolidated with us or any of our subsidiaries or at the time of a sale, lease or other disposition to us of the properties of a corporation as an entirety or substantially as an entirety.

For purposes of the limitation on liens covenant, the term “relevant indebtedness” means any of our debt that:

•

is in the form of or represented by bonds, notes, loan stock, depositary receipts or other securities issued (otherwise than to constitute or represent advances made by banks or other lending institutions);

•

is denominated in, or confers any right of payment by reference to, any currency other than the currency of the country in which the issuer of the indebtedness has its principal place of business, or is denominated in or by reference to the currency of such country but more than 20% of which is placed or offered for subscription or sale by or on behalf of, or by agreement with, the issuer outside such country; and

•	at its date of issue is, or is intended by the issuer to become, quoted, listed, traded or dealt in on any stock exchange, over-the-counter market or other securities market.

Additional Covenants

We may be subject to additional covenants, including restrictive covenants in respect of a particular series of debt securities. Such additional covenants will be set forth in the applicable prospectus supplement and, to the extent necessary, in the supplemental indenture or board resolution relating to that series of debt securities.

Optional Redemption for Tax Reasons

We may redeem any series of debt securities in whole but not in part at any time, solely with respect to debt securities issued under the GSK plc Indenture, on giving not less than 30 nor more than 60 days’ notice of such redemption, or, solely with respect to debt securities issued under the GSK Capital Inc. Indenture and GSK Capital plc Indenture, on giving not less than 15 nor more than 60 days’ notice of such redemption, at the applicable redemption price, together with accrued interest, if any, to the date fixed for redemption, if:

•

we determine that, as a result of any change in or amendment to the laws or any regulations or rulings promulgated thereunder of the United Kingdom (or of any political subdivision or taxing authority thereof) or, solely with respect to debt securities issued under the GSK Capital Inc. Indenture, the United States (or of any political subdivision or taxing authority thereof), or any change in the application or official interpretation of such laws, regulations or rulings, or any change in the application or official interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which any such jurisdiction is a party, which change, execution or amendment becomes effective on or after the issue date or such other date specified in the debt securities of that series:

•

we would be required to pay additional amounts (as described under “—Covenants––Payment of Additional Amounts” above) with respect to that series of debt securities on the next succeeding interest payment date and the payment of such additional amounts cannot be avoided by the use of reasonable measures available to us; or

•

solely with respect to debt securities issued under the GSK Capital plc Indenture and the GSK Capital Inc. Indenture, withholding tax has been or would be required to be withheld with respect to interest income received or receivable by the applicable finance subsidiary directly from the guarantor (or any affiliate) and such withholding tax obligation cannot be avoided by the use of reasonable measures available to the applicable finance subsidiary or the guarantor (or any affiliate); or

•

solely with respect to debt securities issued under the GSK plc Indenture, withholding tax has been or would be required to be withheld with respect to interest income received or receivable by GSK directly from any affiliate and such withholding tax obligation cannot be avoided by the use of reasonable measures available to GSK (or any affiliate); or

•

we determine, based upon an opinion of independent counsel of recognized standing that, as a result of any action taken by any legislative body of, taxing authority of, or any action brought in a court of competent jurisdiction in, the United Kingdom (or any political subdivision or taxing authority thereof) or, solely with respect to debt securities issued under the GSK Capital Inc. Indenture, the United States (or any political subdivision or taxing authority thereof) (whether or not such action was taken or brought with respect to GSK, as issuer or guarantor, or the applicable finance subsidiary, as the case may be), which action is taken or brought on or after the issue date or such other date specified in the debt securities of that series, there is a substantial probability that the circumstances described above would exist; provided, however, that no such notice of redemption may be given earlier than 90 days prior to the earliest date on which we would be obligated to pay such additional amounts.

We will also pay to each holder, or make available for payment to each such holder, on the redemption date any additional amounts resulting from the payment of such redemption price. Prior to the delivery of any notice of redemption, we will deliver to the trustee:

•	an officer’s certificate stating that we are entitled to effect a redemption and setting forth a statement of facts showing that the conditions precedent of the right so to redeem have occurred; or

•	an opinion of counsel to the effect that the conditions specified above have been satisfied.

Any notice of redemption will be irrevocable once we deliver the officer’s certificate to the trustee.

Events of Default

Unless otherwise specified in a prospectus supplement, an event of default with respect to a series of debt securities occurs upon:

•

default in payment of all or any part of the principal (or premium, if any) of any debt security of that series when due and payable (including as a sinking fund installment), and, in the case of technical or administrative difficulties, the continuance of that default for more than two business days;

•	default in payment of interest on, or any additional amounts payable in respect of, any debt security of that series when due and payable, and the continuance of that default for 30 days;

•

default in performing any other covenant in the indenture applicable to that series for 90 days after the receipt of written notice specifying such default from the trustee or from the holders of 25% in principal amount of the debt securities of that series;

•

default under any bond, debenture, note or other evidence of indebtedness for money borrowed of GSK or either finance subsidiary, as the case may be (not including any indebtedness for which recourse is limited to property purchased), having in any particular case an outstanding principal amount in excess of £100,000,000 (or its equivalent in any other currency) where any such failure results in such indebtedness being accelerated and becoming due and payable prior to its stated maturity and such acceleration shall not have been rescinded or annulled or such indebtedness shall not have been discharged; provided that there shall not be deemed to be an Event of Default if such acceleration is rescinded or annulled or such payment is made within 10 days after there has been given to GSK and either finance subsidiary by the trustee or to either finance subsidiary, GSK and the trustee by the holders of 25% or more in aggregate principal amount of the debt securities of such series a written notice specifying such default and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

•	certain events of bankruptcy, insolvency or reorganization of GSK or either finance subsidiary, as the case may be;

•	any other event of default provided with respect to that particular series of debt securities.

Any additional or different events of default applicable to a particular series of debt securities will be described in the prospectus supplement relating to such series.

An event of default with respect to a particular series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.

If an event of default occurs and continues, the trustee or the holders of the aggregate principal amount of the debt securities specified below may require us to repay immediately, or accelerate:

•	the entire principal of the debt securities of such series; or

•	if the debt securities are original issue discount securities, such portion of the principal as may be described in the applicable prospectus supplement.

If the event of default occurs because of a default in a payment of principal or interest on the debt securities of any series, then the trustee or the holders of at least 25% of the aggregate principal amount of debt securities of that series can accelerate that series of debt securities. If the event of default occurs because of a failure to perform any other covenant in the applicable indenture or any covenant for the benefit of one or more, but not all, of the series of debt securities, then the trustee or the holders of at least 25% of the aggregate principal amount of debt securities of all series affected, voting as one class, can accelerate all of the affected series of debt securities. If the event of default occurs because of bankruptcy proceedings, then all of the debt securities under the indenture will be accelerated automatically. Therefore, except in the case of a default on a payment of principal or interest on the debt securities of your series or a default due to our bankruptcy or insolvency, it is possible that you may not be able to accelerate the debt securities of your series because of the failure of holders of other series to take action.

The holders of a majority of the aggregate principal amount of the debt securities of all affected series, voting as one class, can rescind this accelerated payment requirement or waive any past default or event of default or allow noncompliance with any provision of the applicable indenture. However, they cannot waive a default in payment of principal of, premium, if any, or interest on, or additional amounts in respect of, any of the debt securities when due otherwise than as a result of acceleration.

After an event of default, the trustee must exercise the same degree of care a prudent person would exercise under the circumstances in the conduct of her or his own affairs. Subject to these requirements, the trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request, order or direction of any holders, unless the holders offer the trustee indemnity satisfactory to it. If they provide this indemnity, the holders of a majority in principal amount of all affected series of debt securities, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the indenture or is unduly prejudicial to the rights of other holders.

No holder will be entitled to pursue any remedy with respect to the indenture unless the trustee fails to act for 60 days after it is given:

•	notice of default by that holder;

•	a written request to enforce the indenture by the holders of not less than 25% in principal amount of all outstanding debt securities of any affected series; and

•	an indemnity to the trustee, reasonably satisfactory to the trustee;

and during this 60-day period the holders of a majority in principal amount of all outstanding debt securities of such affected series do not give a direction to the trustee that is inconsistent with the enforcement request. These provisions will not prevent any holder of debt securities from enforcing payment of the principal of (and premium, if any) and interest on, or additional amounts payable in respect of, the debt securities at the relevant due dates.

If an event of default with respect to a series of debt securities occurs and is continuing, the trustee will mail to the holders of those debt securities a notice of the event of default within 90 days after it occurs. However, except in the case of a default in any payment in respect of a series of debt securities, the trustee shall be protected in withholding notice of an event of default if it determines in good faith that this is in the interests of the holders of the relevant debt securities. A default is any event that is, or after notice or passage of time or both would be, an event of default.

Modification of the Indentures

In general, rights and obligations of us and the holders under the indentures may be modified if the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification consent to such modification. However, each of the indentures provides that, unless each affected holder agrees, an amendment cannot:

•

make any adverse change to any payment term of a debt security such as extending the maturity date, extending the date on which we have to pay interest or make a sinking fund payment, reducing the interest rate, reducing the amount of principal we have to repay, changing the currency in which we have to make any payment of principal, premium, interest or additional amount, modifying any redemption or repurchase right, or right to convert or exchange any debt security, to the detriment of the holder and impairing any right of a holder to bring suit for payment;

•	waive any payment default;

•	reduce the percentage of the aggregate principal amount of debt securities needed to make any amendment to the applicable indenture or to waive any covenant or default; or

•	make any other change to the amendment provisions of the applicable indenture.

However, if we and the trustee agree, the applicable indenture may be amended without notifying any holders or seeking their consent if the amendment does not materially and adversely affect any holder. We and the trustee are permitted to make modifications and amendments to the applicable indenture without the consent of any holder of debt securities for any of the following purposes:

•	to cure any ambiguity, defect or inconsistency in the indenture;

•	to comply with sections of the indenture governing when we may merge and substitute obligors;

•	to comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;

•	to evidence and provide for the acceptance by a successor trustee of appointment under the indenture with respect to the debt securities of any or all series;

•	to establish the form or forms or terms of the debt securities of any series or of the coupons appertaining to such debt securities as permitted under the indenture;

•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

•	to provide for a further guarantee from a third party on outstanding debt securities of any series and the debt securities of any series that may be issued under the indenture;

•

to change or eliminate any provision of the indenture; provided that any such change or elimination will become effective only when there are no outstanding debt securities of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision;

•

to supplement any of the provisions of the indenture to such extent as will be necessary to permit or facilitate the defeasance and discharge of any series of debt securities pursuant to the indenture; provided that any such action will not adversely affect the interests of the holders of such or any other series of debt securities in any material respect; or

•	to make any change that does not materially and adversely affect the rights of any holder of the debt securities.

Defeasance

The term defeasance means discharge from some or all of the obligations under the indentures. If we deposit with the trustee sufficient cash or government securities (if government securities, as deemed sufficient in the opinion of a nationally recognized firm of public accountants) to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of a particular series, then at our option:

•	we will be discharged from our respective obligations with respect to the debt securities of such series; or

•

we will no longer be under any obligation to comply with the restrictive covenants, if any, contained in the applicable indenture and any supplemental indenture or board resolution with respect to the debt securities of such series, and the events of default relating to failures to comply with covenants will no longer apply to us.

If this happens, the holders of the debt securities of the affected series will not be entitled to the benefits of the applicable indenture except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities. Instead, the holders will only be able to rely on the deposited funds or obligations for payment.

Unless the debt securities of the respective series mature within one year or all such securities are to be called for redemption within one year under arrangements satisfactory to the trustee for giving the notice of redemption, we must deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes. We may, in lieu of an opinion of counsel, deliver a ruling to such effect from the U.S. Internal Revenue Service.

Substitution of Issuer

We may at our option at any time, without the consent of any holders of debt securities, cause GSK or any other subsidiary of GSK to assume the obligations of the applicable finance subsidiary under any series of debt securities, provided that the new obligor executes a supplemental indenture in which it agrees to be bound by the terms of those debt securities and the relevant indenture. If the new obligor is not a U.S. or U.K. company, it must be organized and validly existing under the laws of a jurisdiction that is a member country of the Organisation for Economic Cooperation and Development (or any successor) and it must also agree in the supplemental indenture to be bound by a covenant comparable to that described above under “—Covenants—Payment of Additional Amounts” with respect to taxes imposed in its jurisdiction of organization (in which case the new obligor will benefit from a redemption option comparable to that described above under “—Optional Redemption for Tax Reasons” in the event of changes in taxes in that jurisdiction after the date of the substitution). In the case of such a substitution, the applicable finance subsidiary will be relieved of any further obligation under the assumed series of debt securities.

Information Concerning the Trustee

Deutsche Bank Trust Company Americas, 60 Wall Street, 24th Floor, New York, NY 10005, will be the trustee. The trustee will be required to perform only those duties that are specifically set forth in the indentures, except when a default has occurred and is continuing with respect to the debt securities. After a default, the trustee must exercise the same degree of care that a prudent person would exercise under the circumstances in the conduct of her or his own affairs. Subject to these requirements, the trustee will be under no obligation to exercise any of the powers vested in it by the indentures at the request of any holder of debt securities unless the holder offers the trustee indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by exercising those powers.

Governing Law

The debt securities, the related guarantees and the indentures will be governed by and construed in accordance with the laws of the State of New York.

TAX CONSIDERATIONS

The applicable prospectus supplement will describe certain U.K. tax considerations in connection with the acquisition, ownership and disposal of debt securities for investors who are not resident in the United Kingdom for U.K. tax purposes at any material time (including Eligible U.S. Investors) and who meet certain other requirements. Such considerations will include whether the payment by us of principal (and premium, if any) and interest will be subject to U.K. withholding tax. For this purpose, “Eligible U.S. Investors” are investors who qualify for benefits under the income tax convention between the United States and the United Kingdom (the “Treaty”), who are residents of the United States for the purposes of the Treaty, and who are not resident in the United Kingdom for U.K. tax purposes at any material time.

The applicable prospectus supplement will also describe certain U.S. federal income tax considerations relevant to a particular series of debt securities.

PLAN OF DISTRIBUTION

We may sell our debt securities through agents, underwriters, dealers or directly to purchasers. Our agents may solicit offers to purchase the debt securities.

•	We will name any agent involved in offering or selling our securities, and any commissions that we will pay to the agent, in the prospectus supplement.

•	Unless we indicate otherwise in the prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

•	Our agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

We may use an underwriter or underwriters in the offer or sale of the debt securities.

•	If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of the debt securities.

•

We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the prospectus supplement.

•	The underwriters will use the prospectus supplement to sell our securities.

•

If we use an underwriter or underwriters, the underwriter or underwriters will acquire our securities for their own account and may resell the debt securities in one or more transactions, including negotiated transactions. These sales will be made at a fixed price or at varying prices determined at the time of the sale.

We may use a dealer to sell the debt securities.

•	If we use a dealer, we, as principal, will sell the debt securities to the dealer.

•	The dealer will then sell the debt securities to the public at varying prices that the dealer will determine at the time it sells the debt securities.

•	We will include the name of the dealer and the terms of our transactions with the dealer in the prospectus supplement.

We may solicit directly offers to purchase the debt securities, and we may directly sell the debt securities to institutional or other investors. We will describe the terms of our direct sales in the prospectus supplement.

We may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for, us or our subsidiaries and affiliates in the ordinary course of business.

We may authorize our agents and underwriters to solicit offers by certain institutions to purchase the debt securities at the public offering price under delayed delivery contracts.

•

If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.

•	We will indicate in the prospectus supplements the commission that underwriters and agents soliciting purchases of the debt securities under delayed delivery contracts will be entitled to receive.

VALIDITY OF SECURITIES

Cleary Gottlieb Steen & Hamilton LLP, our U.S. and English counsel, will pass upon the validity of the debt securities and guarantees as to matters of U.S. and English law. Certain matters of U.S. law and English law will be passed upon by Sidley Austin LLP for any agents or underwriters. Cleary Gottlieb Steen & Hamilton LLP and Sidley Austin LLP regularly provide legal services to us and our subsidiaries and affiliates.

EXPERTS

The financial statements of the Group incorporated by reference in this prospectus, and the effectiveness of the Group’s internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

LIMITATIONS ON ENFORCEMENT OF U.S. LAWS

We are a global biopharma company with a purpose to unite science, technology and talent to get ahead of disease together. Many of our directors and executive officers (as well as certain directors, managers and executive officers of the finance subsidiaries), and certain experts named in this prospectus, reside outside the United States, and all or a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, it may be difficult for you to serve legal process on us or our directors and executive officers (as well as certain directors, managers and executive officers of the finance subsidiaries) or have any of them appear in a U.S. court. There is some doubt as to the enforceability in the United Kingdom, in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities based solely on the federal securities laws of the United States. In addition, awards for punitive damages in actions brought in the United States or elsewhere may be unenforceable in the United Kingdom.

Under the U.K. Companies Act 2006, a safe harbor limits the liability of GSK’s directors in respect of statements in and omissions from certain sections of GSK’s annual report on Form 20-F (namely the strategic report, the director’s report and the director’s remuneration report). Under U.K. law, a director would only be liable to GSK in respect of such reports if they were to contain errors as a result of knowing or reckless misstatement or dishonest concealment of a material fact by that director, but would not otherwise be liable to GSK or any third party.

SELLING RESTRICTIONS

European Economic Area

In relation to each Member State of the European Economic Area (“EEA” and each, a “Member State”), each underwriter has represented and agreed, and each further underwriter will be required to represent and agree that an offer of debt securities to the public in that Member State, which are the subject of the offering contemplated by this prospectus (as completed by the prospectus supplement in relation thereto) will only be made to a legal entity which is a qualified investor (“EU Qualified Investor”) as defined under the EU Prospectus Regulation as defined below. Accordingly any person making or intending to make an offer in the EEA of debt securities which are the subject of the offering contemplated by this prospectus (as completed by the prospectus supplement in relation thereto) may only do so with respect to EU Qualified Investors. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of debt securities other than to EU Qualified Investors. The expression “EU Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

Prohibition of Sales to EEA Retail Investors

The debt securities are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any EEA Retail Investor in the EEA. For these purposes, “EEA Retail Investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”) or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not an EU Qualified Investor, and the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the debt securities to be offered so as to enable an investor to decide to purchase or subscribe for the debt securities.

EU PRIIPs/Important – EEA Retail Investors

No key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the debt securities or otherwise making them available to EEA Retail Investors in the EEA has been prepared and therefore offering or selling the debt securities or otherwise making them available to any EEA Retail Investor in the EEA may be unlawful under the EU PRIIPs Regulation.

United Kingdom

Prohibition of Sales to U.K. Retail Investors

The debt securities are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any UK Retail Investor in the United Kingdom (“UK”). For the purposes of this provision:

(a)	the expression “UK Retail Investor” means a person who is one (or more) of the following:

(i)

a retail client, as defined in point (8) of Article 2 of Commission Delegated Regulation (EU) 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or

(ii)

a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA (such rules and regulations as amended) to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or

(iii)	not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA; and

(b)

the expression “an offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the debt securities to be offered so as to enable an investor to decide to purchase or subscribe for the debt securities.

Other Regulatory Restrictions

Each dealer, agent or underwriter has represented and agreed, and each further dealer, agent or underwriter appointed to sell the debt securities will be required to represent and agree that:

(a)

in relation to any debt securities which have a maturity of less than one year (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business; and (ii) it has not offered or sold and will not offer or sell any debt securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the debt securities would otherwise constitute a contravention of Section 19 FSMA by the issuer;

(b)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any debt securities in circumstances in which Section 21(1) of the FSMA does not apply to the issuer or the guarantor; and

(c)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any debt securities in, from or otherwise involving the UK.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers

GSK and GlaxoSmithKline Capital plc

Article 141 of GSK’s Articles of Association currently provides that GSK shall indemnify every director or former director or other officer of GSK or of any associated company against all costs, charges, losses, expenses and liabilities incurred by them in performing their duties and/or in exercising their powers and/or in supposedly doing these things and/or otherwise in relation to or in connection with their duties, powers or office to the extent permitted by every statute (including any orders, regulations or other subordinate legislation made under it) from time to time in force concerning companies in so far as it applies to GSK.

Article 12 of GlaxoSmithKline Capital plc’s Articles of Association currently provides that GlaxoSmithKline Capital plc shall indemnify directors and officers to the extent permitted by law.

GSK and GlaxoSmithKline Capital plc have agreed with their directors and officers to indemnify them, to the extent permitted by law and subject to certain limitations, against all costs reasonably incurred by any such director or officer in an action or proceeding to which the director or officer was made a party by reason of the director or officer being an officer and/or director of (a) the company or (b) if at the company’s request, an organization of which it is a shareholder or creditor.

GSK maintains insurance relating to certain liabilities of GSK plc and its subsidiaries, including GlaxoSmithKline Capital Inc. and GlaxoSmithKline Capital plc, that its directors and officers may incur in such capacity.

Sections 232 to 236 of the U.K. Companies Act 2006 (as amended) provide as follows:

“232. Provisions protecting directors from liability

(1) Any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

(2) Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company, or of an associated company, against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is void, except as permitted by—

(a)	section 233 (provision of insurance),

(b)	section 234 (qualifying third party indemnity provision), or

(c)	section 235 (qualifying pension scheme indemnity provision).

(3) This section applies to any provision, whether contained in a company’s articles or in any contract with the company or otherwise.

(4) Nothing in this section prevents a company’s articles from making such provision as has previously been lawful for dealing with conflicts of interest.

233. Provision of insurance

Section 232(2) (voidness of provisions for indemnifying directors) does not prevent a company from purchasing and maintaining for a director of the company, or of an associated company, insurance against any such liability as is mentioned in that subsection.

234. Qualifying third party indemnity provision

(1) Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying third party indemnity provision.

(2) Third party indemnity provision means provision for indemnity against liability incurred by the director to a person other than the company or an associated company.

Such provision is qualifying third party indemnity provision if the following requirements are met.

(3) The provision must not provide any indemnity against—

(a)	any liability of the director to pay—

(i)	a fine imposed in criminal proceedings, or

(ii)	a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

(b)	any liability incurred by the director—

(i)	in defending criminal proceedings in which he is convicted, or

(ii)	in defending civil proceedings brought by the company, or an associated company, in which judgment is given against him, or

(iii)	in connection with an application for relief (see subsection (6)) in which the court refuses to grant him relief.

(4) The references in subsection (3)(b) to a conviction, judgment or refusal of relief are to the final decision in the proceedings.

(5) For this purpose—

(a)	a conviction, judgment or refusal of relief becomes final—

(i)	if not appealed against, at the end of the period for bringing an appeal, or

(ii)	if appealed against, at the time when the appeal (or any further appeal) is disposed of; and

(b)	an appeal is disposed of—

(i)	if it is determined and the period for bringing any further appeal has ended, or

(ii)	if it is abandoned or otherwise ceases to have effect.

(6) The reference in subsection (3)(b)(iii) to an application for relief is to an application for relief under section 661 (3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee), or section 1157 (general power of court to grant relief in case of honest and reasonable conduct).

235. Qualifying pension scheme indemnity provision

(1) Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying pension scheme indemnity provision.

(2) Pension scheme indemnity provision means provision indemnifying a director of a company that is a trustee of an occupational pension scheme against liability incurred in connection with the company’s activities as trustee of the scheme.

Such provision is qualifying pension scheme indemnity provision if the following requirements are met.

(3) The provision must not provide any indemnity against—

(a)	any liability of the director to pay—

(i)	a fine imposed in criminal proceedings, or

(ii)	a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

(b)	any liability incurred by the director in defending criminal proceedings in which he is convicted.

(4) The reference in subsection (3)(b) to a conviction is to the final decision in the proceedings.

(5) For this purpose—

(a)	a conviction becomes final—

(i)	if not appealed against, at the end of the period for bringing an appeal, or

(ii)	if appealed against, at the time when the appeal (or any further appeal) is disposed of; and

(b)	an appeal is disposed of—

(i)	if it is determined and the period for bringing any further appeal has ended, or

(ii)	if it is abandoned or otherwise ceases to have effect.

(6) In this section “occupational pension scheme” means an occupational pension scheme as defined in section 150(5) of the Finance Act 2004 (c 12) that is established under a trust.

236. Qualifying indemnity provision to be disclosed in directors’ report

(1) This section requires disclosure in the directors’ report of—

(a)	qualifying third party indemnity provision, and

(b)	qualifying pension scheme indemnity provision.

Such provision is referred to in this section as “qualifying indemnity provision.”

(2) If when a directors’ report is approved any qualifying indemnity provision (whether made by the company or otherwise) is in force for the benefit of one or more directors of the company, the report must state that such provision is in force.

(3) If at any time during the financial year to which a directors’ report relates any such provision was in force for the benefit of one or more persons who were then directors of the company, the report must state that such provision was in force.

(4) If when a directors’ report is approved qualifying indemnity provision made by the company is in force for the benefit of one or more directors of an associated company, the report must state that such provision is in force.

(5) If at any time during the financial year to which a directors’ report relates any such provision was in force for the benefit of one or more persons who were then directors of an associated company, the report must state that such provision was in force.”

Section 1157 of the U.K. Companies Act 2006 (as amended) provides as follows:

“1157. Power of court to grant relief in certain cases:

(1) If in proceedings for negligence, default, breach of duty or breach of trust against—

(a)	an officer of a company, or

(b)	a person employed by a company as auditor (whether he is or is not an officer of the company).

it appears to the court hearing the case that the officer or person is or may be liable but that he acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused, the court may relieve him, either wholly or in part, from his liability on such terms as it thinks fit.

(2) If any such officer or person has reason to apprehend that a claim will or might be made against him in respect of negligence, default, breach of duty or breach of trust—

(a)	he may apply to the court for relief, and

(b)

the court has the same power to relieve him as it would have had if it had been a court before which proceedings against him for negligence, default, breach of duty or breach of trust, had been brought.

(3) Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence may, if he is satisfied that the defendant (in Scotland, the defender) ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case from the jury and forthwith direct judgment to be entered for the defendant (in Scotland, grant decree of absolvitor) on such terms as to costs (in Scotland, expenses) or otherwise as the judge may think proper.”

GlaxoSmithKline Capital Inc.

Section 7 of Article 7 of GlaxoSmithKline Capital Inc.’s By-Laws currently provides that GlaxoSmithKline Capital Inc. shall indemnify officers, directors, employees and agents to the extent permitted by the Delaware General Corporation Law.

Under the bylaws of GlaxoSmithKline Capital Inc., officers, directors, employees and agents of GlaxoSmithKline Capital Inc. are indemnified, to the extent permitted by law and subject to certain limitations, against all costs reasonably incurred by any such officer, director, employee or agent in an action or proceeding to which he or she was made a party by reason of being an officer, director, employee and/or agent of (a) GlaxoSmithKline Capital Inc. or (b) if at GlaxoSmithKline Capital Inc.’s request, another organization.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person was or is made a party by reason of such person being or having been a director, officer, employee or agent of such corporation or serving or having served at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, provided that the person acted in good faith and in a manner the person reasonably believed was (i) in, or not opposed to, the best interests of the corporation and (ii), with respect to any criminal action or proceeding, not unlawful, and provided also that no indemnification is made in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation unless, and only to the extent, otherwise determined by the court. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

Item 9.	Exhibits

Exhibit No.	Description of Document

1.1	Form of Underwriting Agreement between GSK plc and the Representatives of the Underwriters.

1.2	Form of Underwriting Agreement among GlaxoSmithKline Capital Inc., as Issuer, GSK plc, as guarantor, and the Representatives of the Underwriters.

1.3	Form of Underwriting Agreement among GlaxoSmithKline Capital plc, as Issuer, GSK plc, as guarantor, and the Representatives of the Underwriters.

4.1	Indenture, dated as of March 4, 2008, between GSK plc, as issuer, and Deutsche Bank Trust Company Americas, as trustee (as successor to Law Debenture Trust Company of New York, pursuant to an Instrument of Resignation, Appointment and Acceptance dated April 12, 2017 among GSK plc, as issuer, Deutsche Bank Trust Company Americas and Law Debenture Trust Company of New York) (incorporated by reference to Exhibit 4.1 of the Registrants’ Registration Statement on Form F-3 (File Nos. 333-149531, 333-149531-01 and 333-149531-02), filed with the Securities and Exchange Commission on March 4, 2008).

4.2	First Supplemental Indenture, dated as of March 21, 2014, between GSK plc, as issuer, and the trustee (incorporated by reference to Exhibit 4.2 of the Registrants’ Registration Statement on Form F-3 (File Nos. 333-217125, 333-217125-01 and 333-217125-02), filed with the Securities and Exchange Commission on April 3, 2017).

4.3	Indenture, dated as of April 6, 2004, among GlaxoSmithKline Capital Inc., GSK plc, as guarantor, and Deutsche Bank Trust Company Americas, as trustee (as successor to Law Debenture Trust Company of New York, pursuant to an Instrument of Resignation, Appointment and Acceptance dated April 12, 2017 among GlaxoSmithKline Capital Inc., as issuer, GSK plc, as guarantor, Deutsche Bank Trust Company Americas and Law Debenture Trust Company of New York) (incorporated by reference to Exhibit 4.3 of the Registrants’ Report of Foreign Issuer on Form 6-K (File No. 001-15170), filed with the Securities and Exchange Commission on April 7, 2004).

4.4	First Supplemental Indenture, dated as of March 18, 2013, among GlaxoSmithKline Capital Inc., GSK plc, as guarantor, and the trustee (incorporated by reference to Exhibit 4.1 of the Registrants’ Report of Foreign Issuer on Form 6-K (File No. 001-15170 / Film No. 13696882), filed with the Securities and Exchange Commission on March 18, 2013).

4.5	Second Supplemental Indenture, dated as of March 21, 2014, among GlaxoSmithKline Capital Inc., as issuer, GSK plc, as guarantor, and the trustee (incorporated by reference to Exhibit 4.5 of the Registrants’ Registration Statement on Form F-3 (File Nos. 333-217125, 333-217125-01 and 333-217125-02), filed with the Securities and Exchange Commission on April 3, 2017).

4.6	Third Supplemental Indenture, dated as of May 15, 2018, among GlaxoSmithKline Capital Inc., as issuer, GSK plc, as guarantor, and the trustee (incorporated by reference to Exhibit 4.2 of the Registrants’ Registration Statement on Form 6-K (File No. 001-34068 / Film No. 18836324), filed with the Securities and Exchange Commission on May 15, 2018).

4.7	Indenture, dated as of April 6, 2004, among GlaxoSmithKline Capital plc, as issuer, GSK plc, as guarantor, and Deutsche Bank Trust Company Americas, as trustee (as successor to Law Debenture Trust Company of New York, pursuant to an Instrument of Resignation, Appointment and Acceptance dated April 12, 2017 among GlaxoSmithKline Capital plc, as issuer, GSK plc, as guarantor, Deutsche Bank Trust Company Americas and Law Debenture Trust Company of New York), (incorporated by reference to Exhibit 4.4 of the Registrants’ Report of Foreign Issuer on Form 6-K (File No. 001-15170), filed with the Securities and Exchange Commission on April 7, 2004).

Exhibit No.	Description of Document

4.8	First Supplemental Indenture, dated as of March 21, 2014, among GlaxoSmithKline Capital plc, as issuer, GSK plc, as guarantor, and the trustee (incorporated by reference to Exhibit 4.7 of the Registrants’ Registration Statement on Form F-3 (File Nos. 333-217125, 333-217125-01 and 333-217125-02), filed with the Securities and Exchange Commission on April 3, 2017).

4.9	Second Supplemental Indenture, dated as of May 15, 2018, among GlaxoSmithKline Capital plc, as issuer, GSK plc, as guarantor, and the trustee (incorporated by reference to Exhibit 4.1 of the Registrants’ Registration Statement on Form 6-K (File No. 001-35541 / Film No. 18836326), filed with the Securities and Exchange Commission on May 15, 2018).

4.10	Form of Debt Security of GSK plc (incorporated by reference to Exhibit 4.8 of the Registrants’ Registration Statement on Form F-3 (File Nos. 333-217125, 333-217125-01 and 333-217125-02), filed with the Securities and Exchange Commission on April 3, 2017).

4.11	Form of Guaranteed Debt Security of GlaxoSmithKline Capital Inc. (incorporated by reference to Exhibit 4.9 of the Registrants’ Registration Statement on Form F-3 (File Nos. 333-217125, 333-217125-01 and 333-217125-02), filed with the Securities and Exchange Commission on April 3, 2017).

4.12	Form of Guaranteed Debt Security of GlaxoSmithKline Capital plc (incorporated by reference to Exhibit 4.10 of the Registrants’ Registration Statement on Form F-3 (File Nos. 333-217125, 333-217125-01 and 333-217125-02), filed with the Securities and Exchange Commission on April 3, 2017).

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP, special U.S. counsel to GSK plc, GlaxoSmithKline Capital Inc. and GlaxoSmithKline Capital plc.

5.2	Opinion of Cleary Gottlieb Steen & Hamilton LLP, special English counsel to GSK plc, GlaxoSmithKline Capital Inc. and GlaxoSmithKline Capital plc.

22	List of subsidiary issuers of guaranteed securities.

23.1	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1).

23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.2).

23.3	Consent of Deloitte LLP.

24	Powers of Attorney (included on the signature pages of this registration statement).

25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Deutsche Bank Trust Company Americas, as trustee, under the GSK plc Indenture.

25.2	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Deutsche Bank Trust Company Americas, as trustee, under the GlaxoSmithKline Capital Inc. Indenture.

25.3	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Deutsche Bank Trust Company Americas, as trustee, under the GlaxoSmithKline Capital plc Indenture.

107	Filing Fee Table.

Item 10.	Undertakings

(a) The undersigned Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by GSK pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) In the case of GSK, to file a post-effective amendment to this registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that GSK includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by GSK pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrants or used or referred to by the undersigned Registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or their securities provided by or on behalf of the undersigned Registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrants to the purchaser.

(b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of GSK’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

Exhibit No.	Description of Document

1.1	Form of Underwriting Agreement between GSK plc and the Representatives of the Underwriters.

1.2	Form of Underwriting Agreement among GlaxoSmithKline Capital Inc., as Issuer, GSK plc, as guarantor, and the Representatives of the Underwriters.

1.3	Form of Underwriting Agreement among GlaxoSmithKline Capital plc, as Issuer, GSK plc, as guarantor, and the Representatives of the Underwriters.

4.1	Indenture, dated as of March 4, 2008, between GSK plc, as issuer, and Deutsche Bank Trust Company Americas, as trustee (as successor to Law Debenture Trust Company of New York, pursuant to an Instrument of Resignation, Appointment and Acceptance dated April 12, 2017 among GSK plc, as issuer, Deutsche Bank Trust Company Americas and Law Debenture Trust Company of New York) (incorporated by reference to Exhibit 4.1 of the Registrants’ Registration Statement on Form F-3 (File Nos. 333-149531, 333-149531-01 and 333-149531-02), filed with the Securities and Exchange Commission on March 4, 2008).

4.2	First Supplemental Indenture, dated as of March 21, 2014, between GSK plc, as issuer, and the trustee (incorporated by reference to Exhibit 4.2 of the Registrants’ Registration Statement on Form F-3 (File Nos. 333-217125, 333-217125-01 and 333-217125-02), filed with the Securities and Exchange Commission on April 3, 2017).

4.3	Indenture, dated as of April 6, 2004, among GlaxoSmithKline Capital Inc., GSK plc, as guarantor, and Deutsche Bank Trust Company Americas, as trustee (as successor to Law Debenture Trust Company of New York, pursuant to an Instrument of Resignation, Appointment and Acceptance dated April 12, 2017 among GlaxoSmithKline Capital Inc., as issuer, GSK plc, as guarantor, Deutsche Bank Trust Company Americas and Law Debenture Trust Company of New York) (incorporated by reference to Exhibit 4.3 of the Registrants’ Report of Foreign Issuer on Form 6-K (File No. 001-15170), filed with the Securities and Exchange Commission on April 7, 2004).

4.4	First Supplemental Indenture, dated as of March 18, 2013, among GlaxoSmithKline Capital Inc., GSK plc, as guarantor, and the trustee (incorporated by reference to Exhibit 4.1 of the Registrants’ Report of Foreign Issuer on Form 6-K (File No. 001-15170 / Film No. 13696882), filed with the Securities and Exchange Commission on March 18, 2013).

4.5	Second Supplemental Indenture, dated as of March 21, 2014, among GlaxoSmithKline Capital Inc., as issuer, GSK plc, as guarantor, and the trustee (incorporated by reference to Exhibit 4.5 of the Registrants’ Registration Statement on Form F-3 (File Nos. 333-217125, 333-217125-01 and 333-217125-02), filed with the Securities and Exchange Commission on April 3, 2017).

4.6	Third Supplemental Indenture, dated as of May 15, 2018, among GlaxoSmithKline Capital Inc., as issuer, GSK plc, as guarantor, and the trustee (incorporated by reference to Exhibit 4.2 of the Registrants’ Registration Statement on Form 6-K (File No. 001-34068 / Film No. 18836324), filed with the Securities and Exchange Commission on May 15, 2018).

4.7	Indenture, dated as of April 6, 2004, among GlaxoSmithKline Capital plc, as issuer, GSK plc, as guarantor, and Deutsche Bank Trust Company Americas, as trustee (as successor to Law Debenture Trust Company of New York, pursuant to an Instrument of Resignation, Appointment and Acceptance dated April 12, 2017 among GlaxoSmithKline Capital plc, as issuer, GSK plc, as guarantor, Deutsche Bank Trust Company Americas and Law Debenture Trust Company of New York), (incorporated by reference to Exhibit 4.4 of the Registrants’ Report of Foreign Issuer on Form 6-K (File No. 001-15170), filed with the Securities and Exchange Commission on April 7, 2004).

Exhibit No.	Description of Document

4.8	First Supplemental Indenture, dated as of March 21, 2014, among GlaxoSmithKline Capital plc, as issuer, GSK plc, as guarantor, and the trustee (incorporated by reference to Exhibit 4.7 of the Registrants’ Registration Statement on Form F-3 (File Nos. 333-217125, 333-217125-01 and 333-217125-02), filed with the Securities and Exchange Commission on April 3, 2017).

4.9	Second Supplemental Indenture, dated as of May 15, 2018, among GlaxoSmithKline Capital plc, as issuer, GSK plc, as guarantor, and the trustee (incorporated by reference to Exhibit 4.1 of the Registrants’ Registration Statement on Form 6-K (File No. 001-35541 / Film No. 18836326), filed with the Securities and Exchange Commission on May 15, 2018).

4.10	Form of Debt Security of GSK plc (incorporated by reference to Exhibit 4.8 of the Registrants’ Registration Statement on Form F-3 (File Nos. 333-217125, 333-217125-01 and 333-217125-02), filed with the Securities and Exchange Commission on April 3, 2017).

4.11	Form of Guaranteed Debt Security of GlaxoSmithKline Capital Inc. (incorporated by reference to Exhibit 4.9 of the Registrants’ Registration Statement on Form F-3 (File Nos. 333-217125, 333-217125-01 and 333-217125-02), filed with the Securities and Exchange Commission on April 3, 2017).

4.12	Form of Guaranteed Debt Security of GlaxoSmithKline Capital plc (incorporated by reference to Exhibit 4.10 of the Registrants’ Registration Statement on Form F-3 (File Nos. 333-217125, 333-217125-01 and 333-217125-02), filed with the Securities and Exchange Commission on April 3, 2017).

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP, special U.S. counsel to GSK plc, GlaxoSmithKline Capital Inc. and GlaxoSmithKline Capital plc.

5.2	Opinion of Cleary Gottlieb Steen & Hamilton LLP, special English counsel to GSK plc, GlaxoSmithKline Capital Inc. and GlaxoSmithKline Capital plc.

22	List of subsidiary issuers of guaranteed securities.

23.1	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1).

23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.2).

23.3	Consent of Deloitte LLP.

24	Powers of Attorney (included on the signature pages of this registration statement).

25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Deutsche Bank Trust Company Americas, as trustee, under the GSK plc Indenture.

25.2	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Deutsche Bank Trust Company Americas, as trustee, under the GlaxoSmithKline Capital Inc. Indenture.

25.3	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Deutsche Bank Trust Company Americas, as trustee, under the GlaxoSmithKline Capital plc Indenture.

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on the 25th day of March, 2024.

GSK plc

By:	/s/ Julie Brown
Name:	Julie Brown
Title:	Chief Financial Officer and Executive Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints Victoria A. Whyte and Justin Huang, jointly and severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, and supplements to this Registration Statement on Form F-3 (and any and all additional registration statements, including registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated, on March 25, 2024.

Signature	Title
/s/ Sir Jonathan Symonds	Chairman of the Board of Directors
Sir Jonathan Symonds

/s/ Dame Emma Walmsley	Chief Executive Officer (principal executive officer) and Executive Director
Dame Emma Walmsley

/s/ Julie Brown	Chief Financial Officer (principal financial and accounting officer) and Executive Director
Julie Brown

/s/ Elizabeth McKee Anderson	Independent Non-Executive Director
Elizabeth McKee Anderson

/s/ Charles Bancroft	Senior Independent Non-Executive Director
Charles Bancroft

/s/ Dr. Hal Barron	Non-Executive Director
Dr. Hal Barron

Independent Non-Executive Director
Dr. Anne Beal

/s/ Wendy Becker	Independent Non-Executive Director
Wendy Becker

Signature	Title

/s/ Dr Harry C Dietz	Independent Non-Executive Director
Dr Harry C Dietz

/s/ Dr Jesse Goodman	Independent Non-Executive Director
Dr Jesse Goodman

/s/ Jeannie Lee	Independent Non-Executive Director
Jeannie Lee

/s/ Urs Rohner	Independent Non-Executive Director
Urs Rohner

/s/ Dr Vishal Sikka	Independent Non-Executive Director
Dr Vishal Sikka

/s/ Justin Huang	Senior Counsel (Business Development & Corporate US Legal) and Authorized Representative in the United States
Justin Huang

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on the 25th day of March, 2024.

GLAXOSMITHKLINE CAPITAL INC.

By:	/s/ Gabriel Millan
Name:	Gabriel Millan
Title:	Director and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints Victoria A. Whyte and Justin Huang, jointly and severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, and supplements to this Registration Statement on Form F-3 (and any and all additional registration statements, including registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated, on March 25, 2024.

Signature	Title

/s/ Gabriel Millan	Director and President (principal executive officer, principal financial and accounting officer)
Gabriel Millan

/s/ Richard J. Latchford	Director and Vice President
Richard J. Latchford

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on the 25th day of March, 2024.

GLAXOSMITHKLINE CAPITAL PLC

By:	/s/ Julie Brown
Name:	Julie Brown
Title:	Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints Victoria A. Whyte and Justin Huang, jointly and severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, and supplements to this Registration Statement on Form F-3 (and any and all additional registration statements, including registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated, on March 25, 2024.

Signature	Title

/s/ Julie Brown Julie Brown	Director and President (principal executive officer, principal financial and accounting officer)

/s/ Ciara Lynch Ciara Lynch, for and on behalf of Edinburgh Pharmaceutical Industries Limited	Corporate Director

/s/ Adam Walker Adam Walker, for and on behalf of Glaxo Group Limited	Corporate Director

/s/ Justin Huang Justin Huang	Senior Counsel (Business Development & Corporate US Legal) and Authorized Representative in the United States